U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              AMENDMENT NUMBER 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Texas Border Gas Company
             (Exact name of registrant as specified in its charter)

Delaware                                    1021                      01-0687920
--------                                    ----                      ----------
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)

2606 State Street, Dallas, Texas                                           75204
--------------------------------                                           -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                  214.720.9890
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================

       Title of each class         Amount         Proposed maximum       Proposed maximum        Amount of
          of securities            to be           offering price           aggregate          registration
        to be registered         registered           per share           offering price            fee
-----------------------------  ---------------   -------------------  ----------------------  ---------------

Common Stock, $.001 par value     2,310,000              $.05              $115,500.00            $10.63
=============================================================================================================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of Regulation C.

(begin boldface)
The registrant hereby amends this registration statement in such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
(end boldface)

Preliminary Prospectus
                            Texas Border Gas Company,
                             a Delaware corporation

                        2,310,000 shares of Common Stock

This prospectus relates to 2,310,000 issued and outstanding shares of common stock of Texas Border Gas Company, a Delaware corporation, which were acquired by the selling shareholder in a private placement transaction which was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling shareholder, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock to be distributed by the selling shareholder will be registered for distribution under the securities laws of the applicable states. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration. The selling shareholder intends to distribute our shares to its existing shareholders pursuant to a Subsidiary Spin-Off Distribution Agreement, a copy of which is included Exhibit 2 to the registration statement of which this prospectus is a part.

The recipients of the shares registered by the registration statement may from time to time sell the shares of our common stock on any national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares.

(begin boldface)
See "Risk Factors" beginning on page 4 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholder may not distribute its shares of our common stock until the registration statement filed with the Securities and Exchange Commission, of which this prospectus forms a part, is effective. This prospectus is not an offer to sell shares of our common stock and this prospectus is not soliciting an offer to purchase shares of our common stock in any state or other jurisdiction where such an offer or sale is not permitted.
(end boldface)


======================================================================================
                         Underwriting
                         Price to the        Discounts and        Proceeds to the
                            Public            Commissions       Selling Shareholders
--------------------- ------------------- -------------------- -----------------------

Per Share of Common
Stock                        $.0                 $0.00                  $.0

Total Offering               $.0                 $0.00                  $.0
======================================================================================



                   The date of this prospectus is July 8, 2002
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ..........................................................4
Risk Factors  ...............................................................4
Use of Proceeds..............................................................8
Determination of Offering Price..............................................9
Dilution.......   ...........................................................9
Selling Shareholders.........................................................9
Plan of Distribution.........................................................9
Legal Proceedings...........................................................10
Directors, Executive Officers, Promoters and Control Persons................10
Security Ownership of Certain Beneficial Owners and Management..............12
Description of Securities...................................................13
Changes in Control..........................................................13
Interest of Named Experts and Counsel.......................................14
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities................................................14
Organization Within Last Five Years.........................................14
Description of Business.....................................................15
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................................16
Description of Property.....................................................17
Certain Relationships and Related Transactions..............................17
Market for Common Equity and Related Stockholder Matters....................18
Executive Compensation......................................................19
Financial Statements........................................................20
Changes in and Disagreements with Accountants on Accounting
 and Financial Disclosure...................................................21
Legal Matters...............................................................21
Experts.....................................................................21
Additional Information......................................................21


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers...................................22
Other Expenses of Issuance and Distribution.................................23
Recent Sales of Unregistered Securities.....................................23
Exhibits....................................................................23
Undertakings................................................................24
Signatures    ..............................................................26
Power of Attorney...........................................................27

Prospectus Summary
------------------

Our Company and     We were  incorporated  in the State of  Delaware on December
our Business:       19, 2001 under the name Phoenix ATM Service, Inc. We changed
                                            -------------------------
                    our name to Texas  Border Gas Company on May 30,  2002.  Our
                                -------------------------
                    principal business address is 2606 State Street, Dallas, Texas, 75204, and our telephone number is 214.720.9890.

                    We are a development stage company in the business of oil and gas exploration and production. We have entered into an option agreement to acquire certain oil and gas leasehold interests located in Zapata County, Texas from Legend Operating, LLC, a related party, consisting of an undivided 57.8125% interest in 26,658.4 leasehold acres. These are represented totally within an area covered by two original leases on the Jennings Parcel Property covering approximately 39,558.4 acres. We intend explore that property for commercial quantities of oil and natural gas.

Number of Shares    Go  Call,   Inc.,  the  selling   shareholder,   a  Delaware
Being Registered:   corporation,  desires to distribute  2,310,000 shares of our common stock to its existing shareholders.

Number of Shares We are authorized to issue 110,000,000 shares of capital Outstanding After stock with a par value of $.001 per share. 100,000,000 of
the Offering:       those shares are common stock and 10,000,000 of those shares are preferred stock. Each share of common stock authorizes the holder to one vote, in person or by proxy, on any matter on which action of our stockholders is sought. The holders of our preferred stock have no right to vote such shares except as provided by our Board of Directors or by Delaware
                    General Corporation Law.

                    We currently have 12,810,000 shares of our common stock issued and outstanding and no preferred shares or any other securities authorized or issued.

Estimated use of    We  will  not   receive  any  of  the   proceeds   from  the
proceeds:           distribution of our shares by the selling  shareholder,  nor will we receive any of the proceeds from the resale of those shares.


                                  RISK FACTORS
                                  ------------

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any shares of our common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

(begin boldface)
Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs, and the costs and effectiveness of our operations. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.
(end boldface)

Volatility of Commodity Prices and Markets
------------------------------------------

     Oil and gas prices have been and are likely to continue to be volatile and subject to wide fluctuations in response to the following and other factors:

     o    changes in the supply of and demand for oil and natural gas;

     o    market uncertainty;

     o political conditions in international oil and natural gas producing regions;

     o the extent of domestic production and importation of oil in certain relevant markets;

     o    the level of consumer demand;

     o    weather conditions;

     o the competitive position of oil or natural gas as a source of energy as compared with other energy sources;

     o    refining capacity; and

     o the effect of regulation on the production, transportation and sale of oil and natural gas, and other factors beyond our control.

     We believe that the oil and natural gas industry may experience increasing liabilities and risks under the Comprehensive Environmental Response,
Compensation and Liability Act, as well as other federal, state and local environmental laws, as a result of increased enforcement of environmental laws by various regulatory agencies. As an "owner" or "operator" of property where hazardous materials may exist or be present, we, like all others engaged in the oil and natural gas industry, could be liable for the release or remediation of any hazardous substances.

     We are required to comply with various federal and state regulations regarding plugging and abandonment of oil and natural gas wells.

     Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements contained in this prospectus include, but are not limited to, the time and extent of changes in commodity prices for oil and natural gas; increases in the cost of conducting operations, including remedial operations; the extent of our success in discovering, developing and producing reserves; political conditions; condition of capital and equity markets; changes in environmental laws and other laws affecting our ability to explore for and produce oil and natural gas and the cost of so doing; and other factors which are beyond our control.

Acts of terrorism have impacted  general  economic  conditions and may adversely
--------------------------------------------------------------------------------
affect various industries and our ability to operate profitability. On September
-------------------------------------------------------------------
11, 2001, acts of terrorism occurred in New York City and Washington D.C. The results of those acts of terrorism include a significant dampening on international economies. There may be other consequences resulting from those acts of terrorism, which consequences may include, but not necessarily be limited to, strikes, civil disturbance, act of the public enemy, war, blockade, riot, epidemics, public demonstration, explosion, freight embargos, governmental action, governmental delay, restraint or inaction, quarantine restrictions, unavailability of capital, equipment, personnel, all of which we may not be able to anticipate. The demand for our zinc and copper may decrease as layoffs affect general economic decisions. Those terrorist acts and the possible reduced demand for our oil and natural gas may harm our business. We are unable to determine the long-term effects, if any, that these acts of terrorism on the various economies, on us, or on the price of our common stock.

If we do not obtain  additional  financing,  our business  will fail. We have no
---------------------------------------------------------------------
current operating funds, and, therefore, we will need to obtain money in order to complete our anticipated operations. Our anticipated operations contemplate significant expenses in connection with the exploration of the property. We will also require additional money to sustain our anticipated operations. We do not currently have any arrangements for financing, and we can provide no assurance that we will be able to find such financing. Obtaining additional financing would be subject to a number of factors, including market prices for oil and natural gas, investor acceptance of our operations, and investor sentiment. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us.

We believe the only realistic source of future funds presently available to us is by the sale of equity securities. Any sale of our equity securities will result in dilution to our existing shareholders.

Competition. The oil and natural gas industry is highly competitive. Competitors
------------
include major oil and natural gas companies, other independent oil and natural gas companies, and individual producers and operators, many of which have financial resources, staffs and facilities substantially greater than ours. We face intense competition.

Because we have only recently commenced operations, it is quite probable that we
--------------------------------------------------------------------------------
may fail. The probability of our success is quite  speculative,  considering the
---------
problems, expenses, difficulties, complications, and delays encountered in the exploration of the property that we plan to undertake. The potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the probability that our business will be successful, and we can provide no assurance that we will generate any revenues or achieve profitable operations. If we are unsuccessful in resolving those problems, our business will most probably fail.

We  must  comply  with  various  current   environmental  and  other  government
--------------------------------------------------------------------------------
regulations, which may reduce our ability to continue our exploratory activities
--------------------------------------------------------------------------------
on  our  properties.  Environmental  and  other  government  regulations  of the
--------------------
federal, provincial, and local agencies having jurisdiction over our business and property may require surface impact, water acquisition, site access, reclamation, and wildlife preservation licenses and permits before permitting our exploration activities. We may not be able to obtain or maintain all necessary or appropriate licenses and permits that may be required to conduct such exploration.

If we  become  subject  to  future  burdensome  government  regulation  or other
--------------------------------------------------------------------------------
uncertainties,  our ability to operate  profitably will be negatively  affected.
--------------------------------------------------------------------------------
The rules and regulations that pertain to the exploration of oil and natural gas properties are subject to change. Additionally, the interpretation of existing laws relating to the exploration of oil and natural gas properties is quite subjective and, therefore, uncertain. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing our property. In addition to new laws and regulations, future interpretations of existing laws may be different than previous interpretations of those laws and, therefore, may affect our ability to explore our property. New laws and regulations may increase our cost of doing business and, as a result, our financial condition and exploration operations may be harmed.

Because of the  inherent  dangers  involved in oil and natural gas  exploration,
--------------------------------------------------------------------------------
there is a risk  that we may  incur  liability  or  damages  as we  conduct  our
--------------------------------------------------------------------------------
operations, which would reduce our profitability.  In the course of exploration,
-------------------------------------------------
development, and production of oil and natural gas properties, several risks and, in particular, unusual geological or unexpected operating conditions, including excessive gas pressures, dry holes, failure of pit walls or dams, fires, and flooding, may occur. Also, we may incur liability as a result of pollution or other incidents. We currently are not insured against such risks. Payment of compensation for obligations resulting from such liability may result in significant costs for us and could harm our business, financial condition, or results of operations.

Dependence on Personnel.  If we are unable to hire and retain key personnel,  we
------------------------
may not be able to conduct our exploratory operations and our business will fail. Our success will be largely dependent on our ability to hire and retain qualified personnel. Qualified personnel may be in high demand, and we may not be able to hire the personnel we need. In addition, we may not be able to afford the salaries and fees demanded by qualified personnel, or may lose employees after they are hired. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Our officers and directors have conflicts of interest  because they are officers
--------------------------------------------------------------------------------
and directors of other oil and gas exploration and production companies or other
--------------------------------------------------------------------------------
businesses,  which  will  prevent  them  from  devoting  their  full time to our
--------------------------------------------------------------------------------
operations,  which may affect our operations. Some of our officers and directors
---------------------------------------------
are also officers, directors and principal shareholders of other companies which are engaged in the oil and gas exploration and production business in competition with us. These relationships may give rise to conflicts of interest from time to time. However, in conflict of interest situations, our officers and directors may owe the same duties to another company and its shareholders, and will, therefore, have divided loyalties. Some of our officers and directors may attempt to balance their competing obligations and duties, which may not be possible. Moreover, because of these other affiliations with our competitors, our officers' and directors' other activities will prevent them from devoting their full time to our operations. This will slow our operations and may interfere with our financial results.

If our stock  price drops  significantly,  we may become  subject to  securities
--------------------------------------------------------------------------------
litigation that would result in a harmful diversion of our resources. Generally,
---------------------------------------------------------------------
volatility in the market price of a particular company's securities may result in class action or other shareholder litigation. Any litigation resulting from the volatility of the price of our common stock could harm our business, financial condition, and results of operations.

Because we will be subject to the "penny stock" rules,  trading  activity in our
--------------------------------------------------------------------------------
common  stock  may  be  reduced.  Broker-dealer  practices  in  connection  with
--------------------------------
transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the purchaser a standardized risk disclosure document that provides information about penny stocks and the nature and extent of risks in the penny stock market. The broker-dealer also must provide the purchaser with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market, plus monthly account statements indicating the market value of each penny stock held in the purchaser's account. In addition, broker-dealers who sell penny stocks to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing trading activity, if any, in the secondary market for a security subject to the penny stock rules, and holders of our common stock may find it difficult to sell our common stock. A more complete discussion of the "penny stock" rules appears on Page 19 of this prospectus.

We lack a public  market  for  shares  of our  common  stock,  which may make it
--------------------------------------------------------------------------------
difficult for our  shareholders to sell their shares.  There is no public market
-----------------------------------------------------
for shares of our common stock. Therefore, our shareholders may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for shares of our common stock, the market price for those shares may be significantly affected by such factors as changes in market prices for oil or natural gas. Factors such as announcements of new discoveries by our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the oil or natural gas exploration industry, may have a significant impact on the market price of shares of our common stock. Further, quite recently, the stock market has experienced extreme volatility.

Time  constraints  and capital  requirements  of the property  option may not be
--------------------------------------------------------------------------------
satisfied  which will cause us to lose the option.  To be able to  exercise  the
--------------------------------------------------
option on the property, we are obligated to pay the owner of the property $1,732,607 or $112.50 per acre before August 18, 2002. We will require substantial additional money to exercise the option. If we do not pay the funds required by the option, we will forfeit our interest in the property. In addition, other events or circumstances that are not presently anticipated may reduce the time period for which our existing cash will be sufficient. We have no agreements for additional financing, and we can provide no assurance that additional money will be available to us on acceptable terms, or at all, to continue operations, to pay for new business opportunities or to conduct our operations.

Because  market  factors in the oil and natural  gas  exploration  business  are
--------------------------------------------------------------------------------
largely  beyond our control,  we may not be able to market any ore that we might
--------------------------------------------------------------------------------
find. The oil and natural gas exploration  industry,  in general, is intensively
-----
competitive, and we can provide no assurance that commercial quantities of oil and natural gas will be discovered on the property or that a ready market will exist for the sale of any of that oil and natural gas. Numerous factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on our invested capital.

If a market for our common  stock  develops,  our stock  price may be  volatile.
--------------------------------------------------------------------------------
There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the Over-The-Counter Bulletin Board electronic quotation service maintained by the National Association of Securities Dealers, Inc, upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot provide any assurance that the price of our common stock will be quoted on that quotation service or, if quoted, that a public market for our common stock will develop. If such a market does develop, however, we anticipate that the market price of our common stock will be subject to signification fluctuations in response to several factors, including:

o    actual or anticipated variations in our results of operations;
o    our ability or inability to generate new revenues;
o    increased competition; and
o    conditions and trends in the oil or natural gas industry.

Further, if the price of our common stock is quoted in that quotation service, the price may be affected by factors that are unrelated or disproportionate to our operating performance. These factors, as well as general economic, political, and market conditions, such as recessions, acts of terrorism, war, civil disobedience, interest rates or international currency fluctuations may adversely affect the market price of our common stock. We can provide no assurance that the price of our common stock will be quoted on that or any other quotation service.

Our officers, directors, and principal security holders own approximately 82% of
--------------------------------------------------------------------------------
our outstanding  shares of common stock. Such control allows these  shareholders
--------------------------------------------------------------------------------
to  exert   significant   influence  in  matters   requiring   approval  of  our
--------------------------------------------------------------------------------
shareholders.  Our directors,  officers and principal (greater than 5%) security
-------------
holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 82% of our outstanding shares of common stock. Our officers and directors are also our principal shareholders, Such control may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence regarding, or determine the outcome of, matters requiring approval by our shareholders, including the election of our directors. Such control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of us.

Use of Proceeds.
----------------

We will not receive any of the proceeds from the sale of those shares being offered by this prospectus.

Determination of Offering Price.
--------------------------------

Factors Used to  Determine  Share Price.  Our  shareholders  may sell our common
----------------------------------------
stock at prices then prevailing or related to the then-current market price or at negotiated prices. The selling price may have no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of our common stock will not be based on past earnings, nor will the price of the shares of our common stock be indicative of current market value for our assets. No valuation or appraisal has been prepared for our business.

Dilution.
---------

The shares offered for sale by the selling shareholder are already issued and outstanding and, therefore, will not result in any dilution.

Selling Shareholder.
--------------------

The following table sets forth the number of shares of common stock to be distributed by the selling shareholder. The selling shareholder intends to distribute our shares to its existing shareholders pursuant to a Subsidiary Spin-Off Distribution Agreement, a copy of which is included as Exhibit 2 to the registration statement of which this prospectus is a part.

The recipients of the shares registered by the registration statement may from time to time sell the shares of our common stock on any national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares.

Go Call, Inc., the selling shareholder, has agreed with us to provide the funds necessary for us to participate on the Over-The-Counter Bulletin Board electronic quotation service, including legal and accounting fees, filing fees and related costs, in exchange for the 2,310,000 shares covered by this prospectus, pursuant to a Subscription and Funding Commitment Agreement, a copy of which is included in the registration statement of which this prospectus forms a part marked as Exhibit 10.3.


======================================================================
    Name of Selling Shareholder            Shares of Common Stock
-----------------------------------  ---------------------------------
Go Call, Inc.                                     2,310,000

Plan of Distribution.
---------------------

The shares of common stock to be distributed by the selling shareholder will be registered for distribution under the securities laws of the applicable states. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration. The selling shareholder intends to distribute our shares to its existing shareholders pursuant to a Subsidiary Spin-Off Distribution Agreement, a copy of which is included as Exhibit 2 to the registration statement of which this prospectus is a part.

The recipients of the shares registered by the registration statement may from time to time sell the shares of our common stock on any national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares.

The selling shareholder and any broker or dealer participating in the distribution of shares of our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of such shares by the selling shareholders and any commissions or discounts given to any such broker or dealer may be deemed to be underwriting commissions or discounts. Additionally, shares of our common stock which we may issue in the future and which are not offered by this prospectus may be sold as soon as one year after those shares were issued in accordance with Rule 144, which was adopted pursuant to the Securities Act of 1933.

The shares offered by this prospectus may be sold directly by the selling shareholders or using brokers or dealers. The methods which those shares may be sold include:

o purchases by a dealer as principal and resale by such dealer for its account;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
o    privately negotiated transactions.

Brokers and dealers engaged by selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders (or, if any such broker dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker or dealers may agree with selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such broker or dealer is unable to do so acting as agent for a selling shareholder, to purchase as a principal any unsold shares at the price required to fulfill the broker or dealer commitment to such a selling shareholder. Broker or dealers who acquire shares of our common stock as a principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such sales, may receive or pay commissions.

Legal Proceedings.
------------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons.
-------------------------------------------------------------

Executive Officers and Directors.  We are dependent on the efforts and abilities
---------------------------------
of certain of our senior management. The interruption of the services of key management could harm our operations, profits, and future development, if suitable replacements are not promptly obtained. We have entered into management agreements with each of our directors. We cannot guaranty that each director will remain with us during or after the term of his or her management agreement. In addition, our success depends, in part, upon our ability to attract and retain other qualified personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

     =========================== ======= =====================================
     Name                          Age   Position
     --------------------------- ------- -------------------------------------
     Benjamin Bryan Leitch III     58    President and Director

     James H. Dyer                 52    Vice President and Director

     Brenda K. Phillips            43    Chief Financial Officer, Secretary
                                         and Director

     Gilbert G. Jurenka            68    Director

     Richard J. Smith              54    Director

Benjamin  Bryan  Leitch,  III  is  our  president,  majority  shareholder  and a
-----------------------------
director. He graduated from Texas Tech University in 1967 with a Bachelor's Degree in Economics and received his Juris Doctor degree in 1972 from Southern Methodist University. He has continued receiving specialized education of at least 12 hours per year for the past 15 years in oil and gas law and litigation practice. From 1972 to the present he has been a self-employed attorney practicing in Dallas, Texas through a professional law corporation which he owns. From July 1994 through April 1995 he also served as president of Germany Oil Company. In 1968 he was a systems analyst for the Federal Reserve Bank. Mr. Leitch has resided in Dallas, Texas for the last 10 years.

James H. Dyer is our vice  president  and a director.  Mr. Dyer  graduated  from
-------------
Texas Tech University with a Bachelor's Degree in English in 1972. He is a member of the AAPG, AAPL and CCAPL and has received specialized education in oil and gas exploration, drilling, operations and leasing. From 1975 to 1983 he was the president of bother Raider Oil Corporation and Raider Production Corporation. During the same period he was also the General Manager of Raider I, Ltd. and Raider II, Ltd. In 1983 he became the president of Prime Resources, Inc., and served in that capacity through 1999. Mr. Dyer became president of Legend Operating LLC in 2000, a firm which conducts oil and gas exploration, and still serves in that capacity. He has resided in Dallas, Texas for the last 10 years.

Brenda K. Phillips is our Chief Financial Officer, Secretary and a director. She
------------------
received her Bachelor's Degree in Finance from the University of Texas at Austin in 1980 and a certification as a Professional in Human Resources in 1993 from the University of Dallas. She has also taken courses in business at Brazosport Jr. College and finance at Austin Community College. From December 1988 through March of 1990 she was a Gas Accounting Manager for The Hanover Companies, located in Dallas, Texas. She became Vice President of Finance for The Hanover Companies in March 1990 and served in that capacity until January, 1992, when she became Vice President of Hanover's Human Resources department. In November 1993 she became Vice President of Finance for Germany Oil Company, located in Dallas, Texas. From June 1995 to the present she has been a financial consultant for Mioil, Ltd., located in Dallas,Texas. She has resided in Coppell, Texas for the last 10 years.

Gilbert G.  Jurenka is one of our  directors.  He  graduated  from the  Missouri
-------------------
School of Mines (now the University of Missouri at Rolla) with a Degree in Petrochemical Engineering in 1956 and has continued his education with in-house technological, business and management courses at Mobil Oil Corporation. He is a member of the American Institute of Mining and Metal and the Society of Petroleum Engineers. Beginning in 1956, he was employed by Mobil Oil Corporation as a petroleum engineer, becoming a planning supervisor in 1968, a production superintendant in 1970, a member of the exploration and production staff in 1971, a planning manager in 1974, an operations manager in 1977, and a producing manager in 1980. In 1981 he left Mobil Oil Corporation to become the Vice President and General Manager of Pool Offshore, a company which performed contract offshore drilling and rig workovers. He served in that capacity until 1984, at which time he became Executive Vice President and Chief Operating
Officer for Graham Resources, which managed syndicated oil and gas property acquisition partnerships with Prudential Bache.

From 1991 to 1993 Mr. Jurenka president of Covington Energy Corporation, which provided consulting services and purchased oil and gas properties for its own account. In 1994, Mr. Jurenka initiated litigation in St. Tammany Parish Court in Covington, Lousiana to collect monies owed him by a former business partner, Samuel W. Blaze, pursuant to a stock redemption agreement executed in connection with the sale of Mr. Jurenka's interest in Covington Energy Corporation. Mr. Blaze filed a countersuit claiming that, while still employed by that company as its president, Mr. Jurenka sold a company asset without his knowledge. The court ruled that, while the company suffered no loss from the asset sale, the failure to involve Mr. Blaze in the decision, regardless of the circumstances, constituted fraud. The amount owed to Mr. Jurenka pursuant to the stock redemption agreement was therefore reduced by the court by approximately 25%. He has been the owner of Covington Operating Company from October 1993 to the present and is a principal shareholder of CEC GRAC 84-II, Inc., a Louisiana corporation.

Richard J. Smith is one of our  directors.  Mr. Smith  received  his  Bachelor's
----------------
Degree in Geology from the State University of New York at Brockport in 1971 and his Masters in Geology from the University of Tennessee in 1975. He also studied geology at Kent State University from 1969-1970 and did post-graduate work in geology at Tulane University from 1978-1979. He received specialized instruction by taking technical and managerial training courses while he was employed at Amoco Production Company, where he began as a geologist in 1975, was promoted to a supervising area geologist in 1978, a senior staff geologist in 1979, a division geologist in 1980, and ultimately a regional geologist in 1982. In 1984 he took a position as regional exploration manager for Amerada Hess Corporation, where he managed offshore Gulf Coast exploration operations for Amerada's Houston Region, supervised offices in Houston and Lafayette and supervised an exploration staff of approximately 47 employees. He became vice president of Amerada's United States onshore exploration division in 1985 and directed an exploration staff of approximately 160 professionals and support personnel, including exploration offices in Houston, Lafayette and Denver. From 1989 to 1996 he was vice president for Amerada's United States exploration, where he managed all domestic exploration operations and oversaw the drilling of over 250 exploration and exploitation wells. From 1996 to 1998 he was a consultant and managed evaluation of a $25 million drilling joint venture between F-W Oil and Amoco. From 1998 to 1999 he was vice president of Prime Natural Resources (formerly F-W Oil Interests). From 1999 to 2000 he performed consulting services for F-W Oil Interests, Captiva Energy, Cana Resources and Minerex, primarily evaluating reserve acquisitions and third-party drilling opportunities. From 2000 to the present he has been the vice president of F-W Oil Exploration, LLC and F-W Oil Trinidad, LLC, where his job duties included the management of third- party reserve analysis and preliminary engineering for a field re-development project and evaluated third-party drilling opportunities. He is a member of the American Association of Petroleum Geologists, the New Orleans Geological Society, the Houston Geological Society and the American Petroleum Institute. He has resided in The Woodlands, Texas for the past 10 years.

There is no family relationship between any of our officers or directors.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management.
---------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 30, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.


Title of Class   Name and Address of             Amount and Nature of       Percent of Class
                 Beneficial Owner                Beneficial Owner
--------------   -----------------------------   ------------------------   ----------------

Common Stock     Benjamin Bryan Leitch, III      6,000,000 shares           46.8%
                                                 President and Director

Common Stock     James H. Dyer                   2,250,000 shares           17.5%
                                                 Vice President and
                                                 Director

                                       12



Common Stock     Brenda K. Phillips              1,250,000 shares            9.7%
                                                 Secretary and Director


Common Stock     Gilbert G. Jurenka              500,000 shares              3.9%
                                                 Director

Common Stock     Richard J. Smith                500,000 shares              3.9%
                                                 Director

Common Stock     All directors and named         10,500,000 shares          81.8%
                 executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table specified above are deemed beneficially owned by the holders of those options or warrants. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any  arrangements  which may
-------------------
result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of  Securities.  We are  authorized to issue  100,000,000  shares of
---------------------------
common stock with a par value of $.001 per share and 10,000,000 shares of preferred stock with a par value of $.001 per share. On May 31, 2002, we had 12,810,000 shares of our common stock issued and outstanding. Each share of common stock authorizes the holder to one vote, in person or by proxy, on any matter on which action of our stockholders is sought. The holders of our preferred stock have no right to vote such shares except as provided by our Board of Directors or by Delaware General Corporation Law. No shares of our preferred stock are authorized, issued or outstanding.

Each holder of our common stock is entitled to a pro rata share of cash distributions made to holders of our common stock, including dividend payments. The holders of our common stock are entitled to one vote for each share of our common stock of record on all matters to be voted on by holders of our common stock. There is no cumulative voting with respect to an election of our directors or any other matter. Therefore, the holders of more than 50% of the shares to be voted for the election of those directors can elect all of our directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend  Policy.  We have never declared or paid a cash dividend on our capital
-----------------
stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel.
--------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, has been hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was our promoter, underwriter, voting trustee, director, officer, or employee, at any time prior to the filing of the registration statement of which this prospectus forms a part.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
--------------------------------------------------------------------------------
Liabilities.
------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to our shareholders or to us for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for our unlawful payments of dividends or our unlawful stock purchases or redemptions; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 17 of Article III our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We have entered into indemnification agreements with
---------------------------
each of our directors. We will agree to indemnify each such person for all expenses and liabilities, including monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person because such person is or was our executive officer or director. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful. Copies of those indemnification agreements are included in the registration statement of which this prospectus forms a part as Exhibits 99.1 through 99.5, inclusive.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable. (end boldface)

Organization Within Last Five Years.
------------------------------------

Transactions  with Promoters.  On February 1, 2002, we entered into an agreement
-----------------------------
with Go Call, Inc., a Delaware corporation and the selling shareholder, by which, Go Call, Inc. agreed to pay all of the expenses incurred by us in connection with our participation in our Over-The-Counter Bulletin Board electronic quotation service, in exchange for which Go Call, Inc. received the 2,310,000 shares being registered for distribution. A copy of that Subscription and Funding Commitment Agreement is included in the registration statement of which this prospectus warrants a part as Exhibit 10.3.

Description of Business.
------------------------

Our  Background.  We were  incorporated in the State of Delaware on December 19,
----------------
2001 under the name  Phoenix  ATM  Service,  Inc.  We changed  our name to Texas
                     ----------------------------                          -----
Border Gas Company on May 30, 2002. Our principal business address is 2606 State
------------------
Street, Dallas, Texas, 75204, and our telephone number is 214.720.9890.

Our business plan is to enter the business of oil and natural gas exploration and production. We have acquired an option to acquire an individual 57.8125% interest in 26,658.4 leased acres of property which we plan to explore for commercial quantities of oil and natural gas. We have not, nor has any predecessor, identified any commercially exploitable reserves on that property

Our  Business.  We intend to acquire  and  explore  certain  oil and natural gas
--------------
leasehold interests located in Zapata County, Texas.

Description of Property.  On May 20, 2002, we entered into an Option to Purchase
------------------------
Agreement with Legend Operating, LLC, a Texas limited liability company located in Dallas, Texas, to purchase all of Legend Operating, LLC's right, title and interest in and to approximately 26,658.4 acres of undrilled and non-productive oil and gas leasehold acreage located in Zapata County, Texas. Legend Operating LLC is owned 100% percent by James H. Dyer, our vice-president, a director and one of our shareholders. We also acquired, to the extent transferable, all surface use agreements, easements, rights-of-way, licenses, authorizations, permits, and all farmout and farmin agreements, pumping agreements, production handling agreements, saltwater disposal agreements, water injection agreements, road use agreements, operating agreements and gas balancing agreements relating to that leasehold.

Option  Agreement.  Legend  Operating,  LLC only  provided  us with an option to
------------------
purchase the undrilled and non-productive acreage, and retained approximately 900 lease acres, which comprised 20 acres surrounding each well on the property, as well as all wells, equipment and facilities located on the property, including all pumps, platforms, surface and subsurface well equipment, saltwater disposal wells, water wells, lines and facilities, sulfur recovery facilities, compressors and compressor stations, dehydration facilities, treating facilities, pipeline gathering lines, flow lines, transportation lines, valves, meters, separators, tanks, tank batteries, office quarters and other facilities located on the property. The terms of the option agreement were not negotiated at arms' length, but, rather by James H. Dyer on behalf of Legend Operating, LLC, on the one hand, and Benjamin Bryan Leitch, III, on our behalf, on the other hand. Mr. Leitch and Mr. Dyer believe that the terms of the option agreement are to us and are no more favorable to Legend Operating, LLC than could be obtained from an unrelated third party. The copy of the Subscription and Funding Commitment Agreement is included with the registration statement of which this prospectus is a part marked Exhibit 10.3.

Legend Operating, LLC also retained any oil, condensate, natural gas, and natural gas liquids produced. Legend Operating, LLC is controlled by James H. Dyer, our vice president, a director and one of our shareholders.

The purchase price for the option was $100. The option to purchase the oil, gas and other mineral leasehold interests on the property specifies a purchase price of $1,734,607, which was calculated by multiplying the actual interest conveyed, 57.8125%, by the total acreage of 26,658.4 acres, at a price of $112.55 per acre. Closing is also conditioned upon our being able to obtain operation of the property from Mote Resources, Inc. The option expires after an initial 90 day due diligence period, which may be extended for an additional 90 days by payment of a non-refundable "earnest money" deposit of $50,000. A copy of the Option Purchase Agreement is included in the registration statement of which this prospectus forms a part as Exhibit 10.1.

We also received an assignment from Benjamin Bryan Leitch, III, our president, a director and our majority shareholder; James H. Dyer, our vice-president, a director and a shareholder; Brenda K. Phillips, our chief financial officer and secretary, a director and a shareholder; Gilbert G. Jurenka, a director and a shareholder; Richard J. Smith, a director and a shareholder, all of their right, title and interest in and to all 3-D seismic data, relating to the property, which shall be useful in determining the reserves of oil and natural gas on the property, and all Texaco, Pennzoil, SMK, Palm Production Company, Mote Resources, Inc. documents, records, maps, data, logs, scout tickets and records relating to the property.

A copy of the Assignment and Bill of Sale of the 3-D seismic data is included in the registration statement in which this prospectus forms a part marked as
Exhibit 10.2.

On February 1, 2002, we agreed to issue 2,310,000 shares of our common stock to Go Call, Inc. in exchange for Go Call, Inc.'s agreement to provide the funds necessary to pay any and all expenses and fees incurred in connection with our formation, preparation and filing with the Securities and Exchange Commission, NASD, and other regulatory authorities a registration statement on Form SB-2 and related documents necessary to become a reporting issuer under the Securities Exchange Act of 1934, participation by us in the Over-The-Counter Bulletin Board electronic quotation system, all legal, accounting, and filing fees and related expenses incurred by us in this connection and the gathering of the appropriate information related thereto. On May 20, 2002, the shares related to this agreement were issued to Go Call, Inc. The costs incurred by us through May 31, 2002, related to these matters was $24,062 and it is estimated that the remaining costs to be incurred will be approximately $50,000.00. Accordingly, a receivable from Go Call, Inc. has been recorded to the extent of the costs incurred through May 31, 2002, and common stock credited for $2,310, the par value of the shares issued, and Additional Paid in Capital credited for the difference. The receivable from Go Call, Inc. is classified as a reduction of shareholders' equity. A copy of the Subscription and Funding Commitment Agreement is included in the registration statement of which this prospectus is a part marked Exhibit 10.3.

Insurance. We do not have any insurance coverage for our operations.
----------

Employees. As of June 30, 2002, we have no employees. We anticipate that we will
----------
not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain additional managerial personnel.

Management's  Discussion  and  Analysis of  Financial  Condition  and Results of
--------------------------------------------------------------------------------
Operations.
-----------

Plan of  Operation.  We intend to obtain the funds  necessary for us to exercise
-------------------
the option, by borrowing, issuance of equity securities. After we raise those funds, we intend to proceed with the exploration and development of the property, to determine if there exists commercially exploitable reserves of oil and natural gas. Our continuation as a going concern is dependent on our ability to obtain additional financing, generate sufficient cash flow to meet our obligations, and to become profitable.

Liquidity  and Capital  Resources.  As of May 31, 2002, we had no cash and had a
----------------------------------
total shareholders deficit of $4,360.00. We were incorporated on December 19, 2001, and our expenses have been paid for by Go Call, Inc., a Delaware corporation and the selling shareholder, in exchange for the 2,310,000 shares registered for distribution to its shareholders by this Registration Statement. Go Call, Inc., pursuant to the Subscription Funding Commitment Agreement, has agreed to continue to pay our costs in connection with the preparation and filing of this Registration Statement and all legal, accounting and filing fees and related expenses incurred by us in connection with our participation in the Over-The-Counter Bulletin Board electronic quotation service. Beyond that, Go Call, Inc. has no obligation to provide any funds for our benefit. From the date of our incorporation on December 19, 2001, to the present, we have been a development stage company with no revenues. We have received a going concern opinion from our auditors because we have not generated any revenues. Our deficit as of May 31, 2002, is $4,360.00. We cannot perform a period to period comparison of our historical operating results, as this is our first full year of operation. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently experienced by companies in the early stages of development.

Results of Operations.  We have not yet realized any revenue from operations. We
----------------------
have an accumulated deficit of $4,360. Our total assets are $100 paid for an option to purchase a leasehold interest in the property.

Our Plan of Operation for the Next Twelve Months.  We intend to obtain the funds
-------------------------------------------------
necessary for us to exercise the option, by issuing our equity securities. After we raise those funds, we intend to proceed with the exploration and development of the property, to determine if there exists commercially exploitable reserves of oil and natural gas. Our continuation as a going concern is dependent on our ability to obtain additional financing, generate sufficient cash flow to meet our obligations, and to become profitable.

Description of Property.
------------------------

Property held by Us. As of the date  specified in the following  table,  we held
--------------------
the following property:

======================================== ===============================
Property                                 May 31, 2002
---------------------------------------- -------------------------------
Cash                                     $ 0.00
Property and Equipment                   $0.00
Receivables                              $0.00
Prepaid expenses and deposits            $0.00
Option Rights                            $100.00
======================================== ===============================

Our Facilities.  Our facilities are located at 2606 State Street,  Dallas, Texas
---------------
75204, which we share with Benjamin Benjamin Bryan Leitch, III, our President, a director and our majority shareholder. We also have a registered office located at our Delaware registered agent, Corporation Service Company's, facilities at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Certain  Relationships  and Related  Transactions.  We owe $4,350 to Oil and Gas
--------------------------------------------------
Properties, an entity owned by Benjamin Bryan Leitch, III, who is our major shareholder, director, and officer, for geophysical consulting services incurred relating to the Jennings Ranch Prospect.

On May 20, 2002, we entered into an Option to Purchase Agreement with Legend Operating, LLC, a Texas limited liability company, which is owned completely by James H. Dyer, our vice-president, a director and one of our shareholders. The purchase price for the option was $100.00. The option to purchase the oil, gas and other mineral leasehold interests on the property specifies a purchase price of $1,734,607.00, which was calculated by multiplying the actual interests conveyed, 57.8125%, by the total acreage of 26,658.4 acres at price of $112.55 per acre. The option expires after an initial 90 day due diligence, which may be extended for an additional 90 days by our payment of a non refundable "earnest money" deposit of $50,000.00. The terms of the option agreement were not negotiated at arms length, but, rather by James H. Dyer on behalf of Legend Operating, LLC, on the one hand, and Benjamin Bryan Leitch, III, on our behalf, on the other hand. Mr. Leitch and Mr. Dyer believe that the terms of the option agreement are to us and are no more favorable to Legend Operating, LLC than could be obtained from an unrelated third party. A copy of the Option Purchase Agreement is included in the registration statement of which this prospectus is a part as Exhibit 10.1.

In April, 2002 our Board of Directors authorized the issuance of an aggregate 10,500,000 shares of our common stock to our officers and directors. 6,000,000 of those shares were issued to Benjamin Bryan Leitch, III in consideration for his interest in the 3-D seismic. 2,250,000 of those shares were issued to James
H. Dyer in consideration for his interest in the 3-D seismic. 1,250,000 of those shares were issued to Brenda K. Phillips in consideration for her interest in the 3-D seismic. Gilbert G. Jurenka and Richard J. Smith each received 500,000 of those shares in consideration for their interests in the 3-D seismic.

We share office space with Benjamin Bryan Leitch III, our major shareholder, director and president, but we do not pay him any compensation for those office facilities.

On February 1, 2002, we entered into a Subscription and Funding Commitment Agreement with a Go Call, Inc., a Delaware corporation and the selling shareholder pursuant to this Registration Statement, by which Go Call, Inc., agreed to pay all of our fees and expenses in connection with our participation in the Over-The-Counter Bulletin Board electronic filing service, including attorney's fees, accountant's fees, filing fees and related costs and expenses. In exchange therefore, Go Call, Inc. was issued 2,310,000 shares of our common stock, which shares are being registered by this registration statement. A copy of that Subscription and Funding Commitment Agreement is included in the registration statement in which this prospectus is a part marked Exhibit 10.2.

The number of shares issued, and the consideration for those shares, was not determined by a compensation committee of outside directors and was not the result of arm's-length negotiations.

Conflicts  Related to Other  Business  Activities.  The  persons  serving as our
--------------------------------------------------
officers and directors have existing responsibilities and have additional responsibilities to provide management and services to other businesses in addition to us. As a result, conflicts of interest between us and those other businesses may occur from time to time.

Mr. Leitch purchases oil and gas interests for his own account and, therefore, potentially competes with us for those interests. Since 2000 Mr. Dyer has been president and 100% owner of Legend Operating LLC, a firm which conducts oil and gas exploration, and therefore, competes with us.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to our shareholders and to us as fiduciaries, which requires that our officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Market for Common Equity and Related Stockholder Matters.
---------------------------------------------------------

Reports to Security  Holders.  Our  securities are not listed for trading on any
-----------------------------
exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

In the event we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.
        -------------------

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We are registering all of our issued and outstanding shares of common stock for sale by our shareholders. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation.  Shares of our common stock are subject to rules adopted
-----------------------
by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver to the customer a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation.
-----------------------

Our officers and directors cumulatively have received 10,500,000 shares of our common stock as compensation for their respective interests in the 3-D seismic data. A copy of the Assignment and Proof of Sale of 3-D Seismic is included in the registration statement of which this prospectus forms a part marked Exhibit
10.2.  Any  future  compensation  received  by  our  officers,   directors,  and
management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers during the year ending December 31, 2002. Our Board of Directors has adopted an incentive stock option plan for our directors and executive officers. To date, no shares of our common stock have been issued pursuant to that incentive stock option plan. A copy of that incentive stock option plan is included with the Registration Statement of which the prospectus forms a part marked as Exhibit 10.4.

     =================================== ====== ======== ============= ================ ================
     Name and Principal                   Year   Annual    Bonus ($)     Other Annual       All Other
     Position                                    Salary                  Compensation     Compensation
                                                  ($)                       ($)(1)
     ----------------------------------- ------ -------- ------------- ---------------- ----------------
     Benjamin Bryan Leitch, III,
     President and Director               2002    None       None           None             None

     James H. Dyer, Vice President and
     Director                             2002    None       None           None             None

     Brenda K. Phillips, Chief
     Financial Officer, Secretary and
     Director                             2002    None       None           None             None
     =================================== ====== ======== ============= ================ ================
     (1) Compensation  consists of consulting fees under  management  agreements with the above individuals.

Compensation  of  Directors.  Our directors  have received  shares of our common
----------------------------
stock as compensation for serving on the Board of Directors and may receive stock options in the future as compensation for their service on our Board of Directors.

Compensation  of Officers.  The terms and conditions of our  compensation of our
--------------------------
officers were not the result of arm's-length negotiations, as all of our officers are also directors, and our Board of Directors has no compensation committee consisting of outside directors.

Financial Statements.
---------------------

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                              Financial Statements

                             As of May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                        Index to the Financial Statements

                             As of May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002

--------------------------------------------------------------------------------




Report of Independent Auditors .............................................F-3


Financial Statements of Texas Border Gas Company (formerly
  Phoenix ATM Services Inc.):


          Balance Sheet, May 31, 2002.......................................F-4


          Statement of Operations  for the Period from December
            19, 2001  (Inception) to May 31, 2002...........................F-5


          Statement of Shareholders' Deficit For the Period from
            December 19, 2001 (Inception) to May 31, 2002...................F-6


          Statement of Cash Flows for the Period from December
            19, 2001 (Inception) to May 31, 2002............................F-7


          Notes to the Financial Statements.................................F-8

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors
Texas Border Gas Company (formerly Phoenix ATM Service, Inc.)

We have audited the accompanying balance sheet of Texas Border Gas Company (formerly Phoenix ATM Service, Inc.) (a development stage company) as of May 31, 2002, and the related statements of operations, shareholders' deficit and cash flows for the period from December 19, 2001 (inception) to May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Border Gas Company (formerly Phoenix ATM Services Inc.) as of May 31, 2002, and the results of its operations and its cash flows for the period from December 19, 2001 (inception) to May 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, Basis of Presentation and Management's Plan, to the financial statements, the Company has incurred a loss since inception, had no cash flows from operations, has no cash, a shareholders' deficit, and requires a substantial amount of cash to implement its contemplated plans to commence oil and gas production that raise substantial doubt about its ability to continue as a going concern. Management's Plans regarding these matters are also described in Note 2, Basis of Presentation and Management's Plan. The financial statement do not include any adjustments that might result from the outcome of this uncertainty.



Kelly & Company
Newport Beach, California
June 27, 2002

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                                  Balance Sheet
                                  May 31, 2002
--------------------------------------------------------------------------------


                                     ASSETS

Current assets:
     Option to purcahse leasehold interest                          $      100

        Total current assets                                                 -
                                                                    ------------
Total assets                                                        $      100
                                                                    ============


                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Accounts payable - related parties                             $    4,460
                                                                    ------------
Total current liabilities                                                4,460
                                                                    ------------

Shareholders' deficit:
     Preferred stock; 10,000,000 shares authorized, none
       issued and outstanding                                                -
     Common stock; 0.001 par value;
       100,000,000 shares authorized; 12,810,000 shares
       issued and outstanding at May 31, 2002                           12,810
Additional paid-in capital                                              11,242
Accumulated deficit                                                     (4,350)
                                                                    ------------
                                                                        19,702
     Less: receivable on issuance of common stock                      (24,062)
                                                                    ------------

Total shareholders' deficit                                             (4,360)
                                                                    ------------

Total liabilities and shareholders' deficit                         $      100
                                                                    ============





    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                             Statement of Operations
        For the Period from December 31, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------



Revenues:                                                                 -

Expenses:

Geophysical consulting expense                                      $    4,350
                                                                    ------------
Total expenses                                                           4,350
                                                                    ------------

Net loss                                                            $    4,350
                                                                    ============
Net loss per share, basic and diluted                               $     0.00
                                                                    ============


















    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                        Statement of Shareholders' Equity
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------

                                                                            Additional                       Common
                                              Common          Common         Paid-In       Accumulated       Stock
                                              Shares          Stock      Paid-In Capital     Deficit       Receivable      Total
                                          --------------  -------------  ---------------  -------------  -------------  -----------

Balance at inception                                 -              -                -              -              -            -

     Common shares issued for services       2,310,000     $    2,310      $    21,752              -     $  (24,062)           -

     Common shares issued for data rights   10,500,000         10,500          (10,510)             -              -     $    (10)

     Net loss                                        -              -                -     $   (4,350)             -       (4,350)
                                          --------------  -------------  ---------------  -------------  -------------  -----------
Balance, May 31, 2002                       12,810,000     $   12,810      $    11,242     $   (4,350)    $  (24,062)    $ (4,360)
                                          ==============  =============  ===============  =============  =============  ===========








    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                             Statement of Cash Flows
              For the Period from December 19, 2001 to May 31, 2002
--------------------------------------------------------------------------------



Cash flows from operating activities:
Net loss                                                 $      (4,350)
  Increase in assets:
    Option to purcahse leasehold interests                        (100)
  Increase in liabilities:
    Accounts payable - related party                             4,460
                                                         ---------------
Cash used in operating activities                                   10
                                                         ---------------

Cash flows provided by (used in) financing activities:
  Decrease in additonal paid-in capital                            (10)
                                                         ---------------
Cash provided by financing activities                              (10)
                                                         ---------------
Net increase (decrease) in cash                                      -

Cash and equivalents at beginning of period                          -
                                                         ---------------
Cash and equivalents at end of period                                -
                                                         ===============


      Supplemental Schedule of Non-Cash Investing and Financing Activities

Issuance of common stock for seismic data:
    Additional paid-in capital                           $      10,500
    Common stock                                         $     (10,500)


Issuance of common stock for services:
    Receivable on issuance of common stock               $      24,062
    Common stock                                         $      (2,310)
    Additional paid-in cpaital                           $     (21,752)



    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                             As of May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------

1.   Description of Business
     -----------------------

     Texas Border Gas Company (formerly Phoenix ATM, Inc.) was incorporated in the State of Delaware on December 19, 2001. The Company is a development stage company that plans to acquire leasehold interests in certain oil and gas properties located in Zapata County, Texas and to engage in oil and gas development and production. The Company has not commenced operations and has been dormant since its inception.

2.   Summary of Significant Accounting Policies
     ------------------------------------------

     Basis of Presentation and Management's Plan

     The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through May 31, 2002, the Company incurred a net loss of $4,350, had no cash flows from operations, and at May 31, 2002, had no cash and a shareholders' capital deficiency. The Company needs funds to acquire the lease rights contemplated in its plans and to commence development and production until sufficient cash flows are generated from anticipated production to sustain operations and to fund future development activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     The Company plans to generate the additional cash needed primarily through the sale of its equity securities or debt financing. There is no assurance, however, that the Company will be successful in selling any of its equity securities or from issuance of debt financing or as to the availability or terms upon which debt financing and capital might be available. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Loss per Common Share

     Basic loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                             As of May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments

     The Company's  financial  instruments consist of accounts payable - related
     parties  and  approximate   fair  value  due  to  their   relatively  short
     maturities.

3.   Option To Purchase Leasehold Interests
     --------------------------------------

     On May 22, 2002, the Company entered into an option agreement to acquire certain oil and gas leasehold interests located in Zapata County, Texas, from Legend Operating, LLC, a related party, consisting of an undivided
     57.8125 % interest in 26,658.4 leasehold acres for $100. These interests are represented totally within an area covered by two original leases on the Jennings Parcel property covering approximately 27,558.4 acres and 12,000 acres to The Texas Company dated November 13, 1924 and 1922 respectively; and a certain Term Assignment (a form of license) dated January 14, 1998, from Pennzoil Exploration and Production Company to Stuart G. Sharrock, Agent, relating to all rights to the Jennings Parcel property from the surface of the earth to a depth of 5,560 feet or the base of the Queen City Formation. Further, the option covers to the extent transferable all surface use agreements, easements, rights-of-way, licenses, permits, and similar rights and interests, and all contracts and agreements concerning the property including but not limited to unit agreements, pooling agreements, farmout agreements, pumping agreements, operating agreements and gas balancing agreements (the "property").

     The exercise price of the option is $1,734,607 or $112.55 per acre based on an undivided 57.815% interest in the property and expires 90 days from the date of the option agreement. The option can be extended one additional 90 day period upon the non refundable payment of $50,000, which shall be applied to the purchase price of the Property on closing. On the exercise of the option and as a condition to closing, the Company must obtain operation of the property from Mote Resources, Inc.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                             As of May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------

3.   Option To Purchase Leasehold Interests, Continued
     -------------------------------------------------

     In addition, Legend Operating LLC, a related party, upon exercise of the option shall convey to the Company all its rights, title and interests, if any, in and to 3-D Seismic data (Note 4) and tapes including the rights to analyze, interpret and use such data as it relates to the Property, and to all Texaco, Pennzoil, SMK, Palm Production Company, Mote Resources, Inc. documents, maps, seismic interpretations and other records that relate to, describe or affect the Property subject to the terms of the Sharrock's Term Agreement. The assignment of the Property to the Company is also subject to the terms and provisions of all the instruments of record in Zapata County, Texas affecting the Property and any and all other valid and existing contracts, easements and other instruments affecting the real property, or any part thereof, together with any and all existing royalties, overriding royalties and other interests payable out of production from the real property, or any part thereof.

4.   Assignment Of Geophysical Seismic Data
     --------------------------------------

     Effective May 20, 2002, for $10 and 10,500,000 shares of the Company's common stock, B. Bryan Leitch, III, Jim Dyer , Brenda Phillips, Gil Jurenka and Richard Smith as Tenants in Common and owners of a company called 3-D Seismic, all related parties, assigned all their rights, title and interest, if any, in and to the 3-D Seismic data (the "Data") necessary to evaluate those depths in and to the Property. The assignment is limited to the non-exclusive, non-transferable right for the Company to use the data in accordance with the terms of the agreement and that the data remains the property of 3-D Seismic and its owners (the "Assignor"). The Company also agreed, except as specified in the agreement, that it will keep the data confidential for its internal use only and that it will not give, sell, trade, dispose of, show or otherwise divulge the data to any other party except on the prior written approval of the Assignor. In addition, within 180 days from receipt of the data, the Company agrees to have the entire data set reprocessed and provide the reprocessed data to Assignor at no cost to the Assignor.

     Because the assignors also control the Company and therefore the data after the transaction, the value assigned to the data by the Company is the owner's original cost (i.e. "predecessor cost"). Because the assignor would have expensed the cost of the data under generally accepted accounting principles its "predecessor cost" book carrying amount would be zero, and therefore, no amount has been capitalized on the books of the Company for the rights to use the Data. As a result, the common shares issued for the assignment of the right to use the Data is credited to Common Stock at its Par value and Additional Paid in Capital is correspondingly debited for the par value of the stock plus the $10 of the consideration recorded as a liability.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                             As of May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------

5.   Accounts Payable - Related Parties
     ----------------------------------

     Accounts payable - related parties consists of the following at May 31, 2002:

          Amounts  due Oil and Gas Properties, an  entity owned
          by  B. Bryan Leitch, III, who is  a major shareholder
          and   officer  of   the   Company,  for   geophysical
          consulting services incurred relating to the Jennings
          Ranch Prospect                                            $  4,350

          Amount  due Legend  Operating  LLC, an  entity wholly
          owned by Jim Dyer, a shareholder of the Company                100

          Amount due  3-D Seismic, an  entity owned by B. Bryan
          Leitch, III,  Jim Dyer, Brenda Phillips, Gil Jurenka,
          and Richard Smith, who collectively own approximately
          82% voting control of the Company                               10
                                                                    --------
         Total accounts payable related parties                     $  4,460
                                                                    ========

6.   Loss Per Share
     --------------

     Basic and diluted loss per common share has been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

     The computations of basic and diluted loss per common share are as follows:
                                                                 For the
                                                                Period From
                                                             December 19, 2001
                                                              (Inception) to
                                                               May 31, 2002
                                                             -----------------
         Numerator:
              Loss per common share, basic and diluted       $        (4,350)
                                                               ===============
         Denominator:
              Weighted-average shares, basic and diluted          12,810,000
                                                               ===============

         Loss per common share, basic and diluted            $         (0.00)
                                                             =================

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                             As of May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------

7.   Income Taxes
     ------------

     The components of the provision for income taxes for the period from December 19, 2001 through May 31, 2002 are as follows:

          Current expense:
               Federal                                             -

          Deferred benefit:
               Federal                                             -
                                                              ------------

         Total provision                                           -
                                                              ============

     Significant components of the Company's deferred income tax assets and liabilities at May 31, 2002 are as follows:

          Deferred income tax asset:                               -

               Net operating losses                           $    4,350
                                                              ------------
          Net deferred income tax asset                            4,350

               Valuation allowance                                (4,350)
                                                              ------------

          Total deferred income tax asset                          -
                                                              ------------

          Deferred income tax liability:

               Depreciation                                        -
                                                              ------------

          Net deferred income tax liability                        -
                                                              ============

     The Company has conclude that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

     Income tax expense differs from the expected amount by applying the federal statutory rate as follows:


          Federal statutory rate                                   (34.0)%

          Increase in valuation allowance                           34.0
                                                              ------------
                                                                   -
                                                              ============

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                             As of May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------

8.   Issuance of Common Stock
     ------------------------

     In February 2002, the Company agreed to issue 2,310,000 shares of its common stock to Go Call, Inc. in exchange for Go Call, Inc.'s agreement to provide the funds necessary to pay any and all expenses and fees incurred in connection with the (1) formation of the Company, (2) preparation and filing with the Securities and Exchange Commission, NASD, and other regulatory authorities a Registration Statement on Form SB-2 and related documents necessary to become a reporting issuer under the Exchange Act,
     (3) participation by the Company in the Over-The-Counter Bulletin Board electronic quotation system, (4) all legal, accounting, and filing fees and related expenses incurred by the Company in this connection and (5) the gathering of the appropriate information related thereto. On May 20, 2002, the shares related to this agreement were issued to Go Call, Inc. The costs incurred by the Company through May 31, 2002, related to these matters was $24,062 and it is estimated that the remaining costs to be incurred will be approximately $47,000. Accordingly, a receivable from Go Call, Inc. has been recorded to the extent of the costs incurred through May 31, 2002, and common stock credited for $2,310, the par value of the shares issued, and Additional Paid in Capital credited for the difference. The receivable from Go Call, Inc. is classified as a reduction of shareholders' equity.

9.   Stock Compensation Plan
     -----------------------

     The Company has a Stock Option Plan (the "Plan") under which officers, key employees, directors, and independent contractors may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum number of shares of the Company's common stock available for issuance under the Plan is 8 million shares. As of May 31, 2002, no options had been granted and the maximum number of shares available for future grants under the Plan is 8 million. Under the Plan, the option exercise price is equal to the fair market value of the Company's common stock at the date of grant. Options currently expire no later than 5 years from the grant date. Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid-in capital.

     The Company has elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements provided the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. However, under Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation, the Company must also determine compensation costs based on the fair value at the grant date for its stock options, and disclose the related pro forma net income (loss) and earning
     (loss) per share amounts in the notes to the financial statements. As no options have been granted, the pro forma information is not presented.

Changes in and  Disagreements  with  Accountants  on  Accounting  and  Financial
--------------------------------------------------------------------------------
Disclosure.
-----------

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS
                                  -------------

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS
                                     -------

The audited financial statements of Texas Border Gas Company (formerly Phoenix ATM Services Inc.) included herein and elsewhere in the Registration Statement have been audited by Kelly & Company, independent certified public accountants, for the periods and to the extent set forth in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                             ADDITIONAL INFORMATION
                             ----------------------

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling shareholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.
------------------------------------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Section 17 of Article III of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We have entered into indemnification agreements with
---------------------------
each of our directors pursuant to which we will agree to indemnify each such director for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any action brought or threatened against such person by reason of such person being or having been our director. To be entitled to indemnification by us, such director must have acted in good faith and in a manner such officer or director believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful. Copies of those indemnification agreements are included in the registration statement of which this prospectus forms a part as Exhibits 99.1 through 99.5, inclusive.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. (end boldface)

Other Expenses of Issuance and Distribution.
--------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

          ================================= ================ ===============
          Registration Fees                                               $
          Transfer Agent Fees               Approximately          $1000.00
          Costs of Printing and Engraving   Approximately           $500.00
          Legal Fees                        Approximately        $40,000.00
          Accounting Fees                   Approximately         $7,000.00
          ================================= ================ ===============

Recent Sales of Unregistered Securities.
----------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In April, 2002 our Board of Directors authorized the issuance of an aggregate 10,500,000 shares of our common stock to our officers and directors. 6,000,000 of those shares were issued to Benjamin Bryan Leitch, III, in consideration for his interest in the 3-D seismic data. 2,250,000 of those shares were issued to James H. Dyer in consideration for his interest in the 3-D seismic data. 1,250,000 of those shares were issued to Brenda K. Phillips in consideration for her interest in the 3-D seismic data. Gilbert G. Jurenka and Richard J. Smith each received 500,000 of those shares in consideration for their interests in the 3-D seismic data. A copy of the Assignment and Proof of Sale of 3-D Seismic is included in the registration statement of which this prospectus forms a part marked Exhibit 10.2.

Exhibits.
---------

     Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------


1.                  Underwriting Agreement (not applicable)

2.                  Subsidiary Spinoff and Distribution Agreement*

3.1                 Certificate of Incorporation
                    (Charter Document)*

3.2                 Certificate of Amendment of Certificate of Incorporation*

3.3                 Bylaws*

4.                  Common Share Certificate

5.                  Opinion Re: Legality*

8.                  Opinion Re: Tax Matters (not applicable)

10.1                Option Purchase Agreement*

10.2                Assignment and Bill of Sale of 3-D Seismic*

10.3                Subscription and Funding Commitment Agreement*

10.4                Incentive Stock Option Plan*

11.                 Statement Re: Computation of Per Share Earnings (Loss)**

23.1                Consent of Auditors*

23.2                Consent of Counsel ***

24. Power of Attorney is included on the Signature Page of the Registration Statement

99.1                Indemnification Agreement with Benjamin Bryan Leitch, III*

99.2                Indemnification Agreement with James H. Dyer*

99.3                Indemnification Agreement with Gilbert G. Jurenka*

99.4                Indemnification Agreement with Richard J. Smith*

99.5                Indemnification Agreement with Branda K. Phillips*

*     Previously Filed
**    Included in Financial Statements
***   Included in Exhibit 5


Undertakings.
-------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Amendment Number 1 to our registration statement to be signed on our behalf by the undersigned, in the city of Dallas, Texas, on July 8, 2002.

                                         Texas Border Gas Company,
                                         a Delaware corporation

                                         By:      /s/ Benjamin Bryan Leitch, III
                                                  ------------------------------
                                                  Benjamin Bryan Leitch, III

                                         Its:     President and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement on Form SB-2 was signed on this 8 day of July, 2002, the following persons in the capacities and on the dates stated:



/s/Benjamin Bryan Leitch III                              July 8, 2002
--------------------------------
Benjamin Bryan Leitch, III, President and Director



/s/ Brenda K. Phillips                                    July 8, 2002
--------------------------------
Brenda K. Phillips, Chief Financial Officer, Secretary and Director



/s/ James H. Dyer                                        July 8, 2002
--------------------------------
James H. Dyer, Vice President and Director

                                POWER OF ATTORNEY
                                -----------------

Each person whose signature appears below constitutes and appoints hereby authorizes Benjamin Bryan Leitch III with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

TEXAS BORDER GAS COMPANY,
a Delaware corporation



/s/Benjamin Bryan Leitch III                             July 8, 2002
--------------------------------------------

Benjamin Bryan Leitch, III, President and
Director


/s/ Brenda K. Phillips                                   July 8, 2002
--------------------------------------------

Brenda K. Phillips, Chief Financial Officer,
Secretary and Director


/s/ James H. Dyer                                        July 8, 2002
--------------------------------------------

James H. Dyer, Vice President and Director